UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2000

                             NEWSTATE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                                000-21907            84-1182875
   --------                                ---------            ----------
   (State or other                    (Commission File     (IRS Employer
jurisdiction of incorporation)              Number)       Identification Number)

               156 W. 56th Street, Suite 2005, New York, NY 10001
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               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (212) 245-5801

                               Racom Systems, Inc.
             16 W. 32nd Street, Suite 801, New York, New York 10001
 -------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant, NewState Holdings, Inc. ("Registrant"), has dismissed its independent auditors, Arthur Anderson LLP, effective March 23, 2000. On that date the Registrant appointed Young Wha Corporation ("Young Wha"), the Ernst & Young International member firm in Korea, as independent auditors. These actions were approved by the Registrant's Board of Directors on March 23, 2000. The dismissal resulted from a mutual agreement between Arthur Anderson LLP and the Registrant.

The selection of Young Wha was approved by the Registrant after an extensive evaluation process initiated by the Board of Directors. The Registrant has not sought the advice of Young Wha on specific audit or accounting issues relating to its financial statements prior to engagement of that firm.

The report of Arthur Anderson LLP on the Registrant's financial statements for the years ended December 31, 1998 and 1997 were modified due to substantial doubt about the Registrant's ability to continue as a going concern.

In connection with the audits of the Registrant's financial statements for the two most recent fiscal years and through March 28, 2000, there have been no disagreements with Arthur Anderson LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Anderson LLP, would have caused them to make reference thereto in their report on the Registrant's financial statements for such years.

Arthur Anderson LLP has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 c.       Exhibits:
          Exhibits                  Title
          -----------             -------
          16               Letter dated re: Change in Certifying Accountant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEWSTATE HOLDINGS, INC.


Dated:  March 28, 2000          By:      ALEXANDER T. SHANG
                                         ---------------------------------------
                                         Alexander T. Shang, Treasurer
                                         and Chief Financial Officer